Exhibit 1.2

Execution Copy

H.B. FULLER COMPANY

FIRST AMENDMENT

Dated as of October 31, 2014

to

NOTE PURCHASE AGREEMENT

Dated as of March 5, 2012

Re: $250,000,000 Senior Notes

Due March 5, 2022

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT dated as of October 31, 2014 (the or this “First Amendment”) to the Note Purchase Agreement dated as of March 5, 2012 is between H.B. FULLER COMPANY, a Minnesota corporation (the “Company”), and each of the institutions which is a signatory to this First Amendment (collectively, the “Noteholders”).

RECITALS:

A. The Company and each of the purchasers named in Schedule A thereto have heretofore entered into that certain Note Purchase Agreement dated as of March 5, 2012 (the “Note Purchase Agreement”). The Company has heretofore issued $250,000,000 aggregate principal amount of its 4.12% Senior Notes, Series E, due March 5, 2022 (the “Notes”) pursuant to the Note Purchase Agreement. The Noteholders are the holders of at least 51% of the outstanding principal amount of the Notes.

B. The Company and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

D. All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this First Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1. AMENDMENTS.

Section 1.1. The following shall be added as a new Section 1.2 of the Note Purchase Agreement:

Section 1.2. Change in Interest Rate. (a) In the event the Rating then in effect is a Tier A Rating, the interest rate on the Notes shall be adjusted as follows: each Note then outstanding shall accrue interest from the date such Tier A Rating is effective at a rate which is 25 basis points (0.25%) higher (the “Tier A Additional Interest Rate”) than the coupon rate of such Note (the coupon rate of such Note, when increased with the Tier A Additional Interest Rate, shall hereinafter be referred to as the “Tier A Elevated Interest Rate”) until, subject to clauses (b) and (c)(ii) below, such Rating is no longer in effect. Additional interest resulting from the application of the Tier A Elevated Interest Rate with respect to any Note shall (i) accrue for the entire applicable period and (ii) become due and

H.B. FULLER COMPANY	FIRST AMENDMENT

payable to the holder of such Note on the earlier of (x) the next interest payment date with respect to such Note or (y) the date such Note shall have become due and payable as a result of its maturity or acceleration; provided, however, that such Tier A Elevated Interest Rate shall be disregarded for purposes of any Make-Whole Amount calculations other than calculations in connection with an acceleration as a result of an Event of Default under Section 11(a), (b), (g) or (h).

(b) In the event the Rating then in effect is a Tier B Rating, the interest rate on the Notes shall be adjusted as follows: each Note then outstanding shall accrue interest from the date such Tier B Rating is effective at a rate which is 50 basis points (0.50%) higher (the “Tier B Additional Interest Rate”) than the Tier A Elevated Interest Rate of such Note (the Tier A Elevated Interest Rate of such Note, when increased with the Tier B Additional Interest Rate, shall hereinafter be referred to as the “Tier B Elevated Interest Rate”) until, subject to clauses (a) and (c)(ii), such Rating is no longer in effect. Additional interest resulting from the application of the Tier B Elevated Interest Rate with respect to any Note shall (i) accrue for the entire applicable period and (ii) become due and payable to the holder of such Note on the earlier of (x) the next interest payment date with respect to such Note or (y) the date such Note shall have become due and payable as a result of its maturity or acceleration; provided, however, that such Tier B Elevated Interest Rate shall be disregarded for purposes of any Make-Whole Amount calculations other than calculations in connection with an acceleration as a result of an Event of Default under Section 11(a), (b), (g) or (h).

(c) For purposes of, and notwithstanding, the foregoing,

(i) it is understood and agreed that the Index Debt has a rating solely from S&P on the effective date of the First Amendment dated as of October 31, 2014 to the Note Purchase Agreement and only a rating from S&P shall determine the Rating until and unless Moody’s also provides a rating for the Index Debt;

(ii) if neither Moody’s nor S&P shall have in effect a rating for the Index Debt or an issuer rating for the Company (other than by reason of the circumstances referred to in the last sentence of this clause (c)), then the Tier B Elevated Interest Rate shall be applicable (it being understood and agreed that in the event that only one of Moody’s and S&P issues a rating for the Index Debt, such rating shall determine the Rating);

(iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different tiers, the Rating shall be based on the higher of the two ratings; and

(iv) if the ratings established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency, irrespective of when notice of such change shall have been furnished by the Company to the holders of the Notes pursuant to Section 7.2 or otherwise; and

H.B. FULLER COMPANY	FIRST AMENDMENT

(v) if the Company shall not have any Index Debt outstanding, then issuer ratings by Moody’s and/or S&P for the Company shall apply for items (i) through (iv) above.

Each change in the Rating shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Company and the Required Holders shall negotiate in good faith to amend this Section to reflect such changed rating system or the unavailability of Ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Rating shall be determined by reference to the Rating most recently in effect prior to such change or cessation.

(d) Each holder of a Note shall use reasonable efforts, at the Company’s expense, to cooperate with any reasonable request made by the Company in connection with any rating appeal or application.

(e) The fees and expenses of a Rating Agency and all other costs incurred in connection with obtaining or appealing a rating of the Notes pursuant to this Section 1.2 shall be borne by the Company.

Section 1.2. Section 7.2(b) of the Note Purchase Agreement shall be amended by deleting the “.” at the end thereof and substituting “; and” therefor and by adding a new Section 7.2(c) at the end thereof to read as follows:

(c) Rating — the applicable Rating during the immediately preceding fiscal quarter and supporting calculations satisfactory to the holders of the Notes certifying the interest rate to be payable in respect of the Notes in consequence thereof.

Section 1.3. The following shall be added as new Section 9.10 of the Note Purchase Agreement:

Section 9.10. Rating Confirmation. The Company covenants and agrees that, at its sole cost and expense, it shall cause to be maintained at all times a Rating from at least one Rating Agency; provided, a failure to maintain a Rating shall not constitute an Event of Default unless the Company shall fail to pay interest on the Notes at the Tier B Elevated Interest Rate in accordance with Section 1.2(c)(ii).

Section 1.4. Section 10.1(b) of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

H.B. FULLER COMPANY	FIRST AMENDMENT

(b) Maximum Leverage Ratio. The Company will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after August 30, 2014, of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA for the period of 4 consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than 3.5 to 1.0; provided that (x) the Company may, by written notice to each holder of a Note and not more than three times while any of the Notes remain outstanding, elect to increase the maximum Leverage Ratio to 3.75 to 1.0 for a period of four (4) consecutive fiscal quarters in connection with a Permitted Acquisition occurring during the first of such four fiscal quarters if the aggregate consideration paid or to be paid in respect of such Permitted Acquisition exceeds $75,000,000 (each such period, an “Adjusted Covenant Period”) and (y) notwithstanding the foregoing clause (x), the Company may not elect an Adjusted Covenant Period for at least two (2) full fiscal quarters following the end of an Adjusted Covenant Period before a new Adjusted Covenant Period is available again pursuant to the preceding clause (x) for a new period of four (4) consecutive fiscal quarters.

Section 1.5. Section 10.2(k) of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

(k) (i) Liens on Permitted Receivables Facility Assets of the Company and its Subsidiaries in connection with or to secure Indebtedness arising under Permitted Receivables Facilities and (ii) Permitted Supplier Financings and Liens (if any) arising in connection therewith and financing statements filed under the Uniform Commercial Code evidencing sales of accounts receivable made pursuant thereto, but only so long as such Permitted Supplier Financings do not breach Section 10.4;

Section 1.6. Section 10.4(d) of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

(d) (i) the transfer, sale and/or pledge of Permitted Receivables Facility Assets under Permitted Receivables Facilities (subject to the limitation that the Attributable Receivables Indebtedness thereunder shall not exceed an aggregate amount of $200,000,000) and (ii) any Permitted Supplier Financing so long as the aggregate face amount of all accounts receivable of the Company and its Subsidiaries that are sold during any one fiscal year of the Company pursuant to this clause (d)(ii) shall not exceed an amount equal to 10.0% of Consolidated Total Assets as of the most recently ended fiscal year of the Company for which financial statements shall have been delivered pursuant to Section 7.1(b); and

Section 1.7. The following definitions contained in Schedule B to the Note Purchase Agreement shall be and are hereby amended in their respective entirety to read as follows:

“Attributable Receivables Indebtedness” at any time means the principal amount of Indebtedness which (a) if a Permitted Receivables Facility is structured as a lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (b) if a Permitted Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under the Permitted Receivables Facility if the same were structured as a lending agreement rather than a purchase agreement or such other similar agreement.

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“Bank Credit Agreement” means the 2014 Credit Agreement.

“Consolidated EBITDA” means, with reference to any period, the sum of the following:

(a) Consolidated Net Income for such period, plus

(b) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of the following for such period:

(i) Consolidated Interest Expense,

(ii) expense for taxes paid or accrued,

(iii) all amounts attributable to depreciation and amortization,

(iv) non-cash impairment losses related to long-lived assets, intangible assets or goodwill,

(v) extraordinary non-cash losses incurred other than in the ordinary course of business,

(vi) nonrecurring extraordinary non-cash restructuring charges,

(vii) [reserved],

(viii) cash expenses incurred during fiscal years 2013 through 2015 in connection with (A) facilities consolidation, relocation or closing, (B) restructuring and integration, including, but not limited to retention bonuses and employee relocation costs, (C) discontinuance of operations, (D) work force reduction or severance, (E) sale or abandonment of assets other than inventory and (F) professional and other fees incurred in connection with the Forbo Acquisition or the restructuring of the Company’s Europe, India, Middle East and Africa operations, including consulting, diligence, legal, tax, restructuring, valuation, environmental and other similar fees, provided that the aggregate amount of all such cash expenses permitted under this clause (viii) shall not exceed (x) an aggregate amount equal to $39,800,000 for the period beginning with the fiscal quarter of the Company ending on or about November 30, 2013 through and including the fiscal quarter of the Company ending on or about May 31, 2014 and (y) an aggregate amount equal to $20,000,000 for the period beginning with the fiscal quarter of the Company ending on or about August 30, 2014 through and including the fiscal quarter of the Company ending on or about November 28, 2015, and

H.B. FULLER COMPANY	FIRST AMENDMENT

(ix) cash expenses incurred in connection with acquisition and disposition advisory costs for the Tonsan Acquisition, arranging financing for the Tonsan Acquisition and amending, refinancing and replacing financing existing at the time of the Tonsan Acquisition (including, without limitation, the non-cash write-off of deferred financing costs resulting from the prepayment or replacement of debt and any loss or expense on foreign exchange transactions (including Swap Agreements) intended to hedge the purchase price for the Tonsan Acquisition), provided that the aggregate amount of all such cash expenses permitted under this clause (ix) shall not exceed $10,000,000 in the aggregate, minus

(c) without duplication and to the extent included in determining such Consolidated Net Income, extraordinary non-cash gains incurred other than in the ordinary course of business;

all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis. For purposes of Section 10.1(b), Consolidated EBITDA for any period of four (4) consecutive fiscal quarters (each, a “Reference Period”) during which a Material Acquisition or a Material Disposition shall have been made by the Company or any Subsidiary shall be calculated after giving pro forma effect (calculated in a manner consistent with the requirements of the 2014 Credit Agreement but in any case without giving effect to any cost savings in excess of $5,000,000 during any Reference Period) to such Material Acquisition or Material Disposition (as applicable), as if such Material Acquisition or Material Disposition (as applicable) occurred on the first day of such Reference Period. For purposes of this definition, the term “Material Acquisition” means any acquisition or series of related acquisitions by the Company or any Subsidiary that (A) constitutes a Permitted Acquisition, and (B) involves the payment of consideration by the Company and its Subsidiaries in excess of $10,000,000 and the term “Material Disposition” means any sale, transfer or other disposition or series of related sales, transfers or dispositions by the Company or any Subsidiary that (C) constitutes a disposition of all or substantially all of the assets of, or all or a majority of the Equity Interests in, a Person or division or line of business of a Person, and (D) involves the receipt of consideration by the Company and its Subsidiaries in excess of $10,000,000. For the avoidance of doubt, for purposes of this definition, cash expenses shall be deemed to be incurred when recorded in the financial statements in accordance with GAAP, regardless of the date on which such cash expenses are, in fact, paid.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

H.B. FULLER COMPANY	FIRST AMENDMENT

“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related acquisitions by the Company or any Subsidiary of all or substantially all the assets of, or more than fifty percent (50%) of the Equity Interests in, a Person or division or line of business of a Person if, at the time of and immediately after giving effect thereto, (a) no Default has occurred and is continuing or would arise after giving effect thereto, (b) such Person or division or line of business is engaged in the same or a similar line of business as the Company and the Subsidiaries or business reasonably related thereto, (c) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 9.8, if any, shall have been taken, (d) the Company and the Subsidiaries are in compliance, on a pro forma basis determined in a manner consistent with the requirements of the Bank Credit Agreements after giving effect to such acquisition (without giving effect to any cost savings in excess of $5,000,000), with the covenants contained in Section 10.1 recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such acquisition exceeds $100,000,000, the Company shall have delivered to each Holder of Notes that is an Institutional Investor a certificate of a Senior Financial Officer of the Company to such effect, together with all relevant financial information, statements and projections (including, without limitation, all such financial information, statements and projections provided under the 2014 Credit Agreement) and (e) in the case of an acquisition or merger involving the Company or a Subsidiary, the Company or such Subsidiary is the surviving entity of such merger and/or consolidation.

“Permitted Receivables Facility” means a receivables facility or facilities created under the Permitted Receivables Facility Documents, providing for the sale, transfer and/or pledge by the Company and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Company and the Receivables Sellers) to a Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell, transfer and/or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by such Receivables Entity to acquire the Permitted Receivables Facility Assets from the Company and/or the respective Receivables Sellers, in each case as more fully set forth in the Permitted Receivables Facility Documents.

“Permitted Receivables Facility Assets” means (a) Receivables (whether now existing or arising in the future) of the Company and its Subsidiaries which are transferred, sold and/or pledged to a Receivables Entity pursuant to a Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred, sold and/or pledged to such Receivables Entity and all proceeds thereof and (b) loans to the Company and its Subsidiaries secured by Receivables (whether now existing or arising in the future) and any Permitted Receivables Related Assets of the Company and its Subsidiaries which are made pursuant to a Permitted Receivables Facility.

H.B. FULLER COMPANY	FIRST AMENDMENT

“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with any Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, all of which documents and agreements shall be in form and substance reasonably satisfactory to the Company and otherwise consistent with the requirements of the Bank Credit Agreement, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as (a) any such amendments, modifications, supplements, refinancings or replacements do not impose any conditions or requirements on the Company or any of its Subsidiaries that are more restrictive in any material respect than those in existence immediately prior to any such amendment, modification, supplement, refinancing or replacement, (b) any such amendments, modifications, supplements, refinancings or replacements are not adverse in any way to the interests of any Holder of Notes that is an Institutional Investor and (c) any such amendments, modifications, supplements, refinancings or replacements are otherwise in form and substance reasonably satisfactory to the Required Holders.

“Permitted Receivables Related Assets” means any assets that are customarily transferred, sold and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of Receivables and collections in respect of Receivables).

“Receivables” means any right to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise).

“Receivables Entity” means a Wholly-owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as a “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary

H.B. FULLER COMPANY	FIRST AMENDMENT

course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Company or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, and (c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings). Any such designation shall be evidenced to each holder of Notes that is an Institutional Investor by filing with each such holder an officer’s certificate of the Company certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Sellers” means the Company and those Subsidiary Guarantors that are from time to time party to the Permitted Receivables Facility Documents (other than any Receivables Entity).

Section 1.8. The following definitions shall be added in alphabetical order to Schedule B to the Note Purchase Agreement:

“2014 Credit Agreement” means that certain Credit Agreement dated as of October 31, 2014 among the Company, the foreign subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and U.S. Bank National Association, Citibank N.A. and Morgan Stanley MUFG Loan Partners, LLC, as Co-Syndication Agents (the “Credit Agreement”), as the same may from time to time be supplemented, amended, modified, waived, extended, renewed or replaced.

“Index Debt” means rated senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Moody’s” means Moody’s Investors Service, Inc. or its successors or assigns.

“Permitted Supplier Financing” means the sale by the Company or any Subsidiary of accounts receivable owing to it by one or more account debtors which would otherwise pay on terms longer than general market practices pursuant to a receivables purchase agreement or other customary documentation between the Company and/or any Subsidiary and a counterparty institution (any such agreement or other documentation, a “Receivables Purchase Agreement”), whereby the Company or such Subsidiary, as applicable, promptly receives cash proceeds from the counterparty institution in an amount equal to the face value of the sold accounts receivable net of a commercially reasonable and customary discount rate; provided, that:

(i) any such sale is a true sale with any recourse to the Company or such Subsidiary limited to breach of representation, warranty or covenant by the Company or such Subsidiary, as applicable, with respect to the sold accounts receivable;

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(ii) such Receivables Purchase Agreement is on customary terms for such arrangement; and

(iii) no Event of Default exists under paragraph (a), (b), (g) or (h) of Section 11 at the time of, or would result from, the sale of such accounts receivable.

“Rating” means, as of any date of determination, the rating of the Index Debt.

“Rating Agency” means any of S&P or Moody’s.

“S&P” means Standard & Poor’s Financial Services, LLC, a part of The McGraw-Hill Company, or its successors or assigns.

“Tier A Additional Interest Rate” is defined in Section 1.2.

“Tier A Elevated Interest Rate” is defined in Section 1.2.

“Tier A Rating” means in respect of the issuer rating of the Index Debt a rating of (a) “BBB-” by S&P or (b) “Baa3” by Moody’s.

“Tier B Additional Interest Rate” is defined in Section 1.2.

“Tier B Elevated Interest Rate” is defined in Section 1.2.

“Tier B Rating” means in respect of the Index Debt a rating of (a) “BB+” or lower by S&P or (b) “Ba1” or lower by Moody’s.

“Tonsan Acquisition” means the acquisition of Tonsan Adhesive, Inc. by the Company or a Subsidiary.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Section 2.1. To induce the Noteholders to execute and deliver this First Amendment (which representations shall survive the execution and delivery of this First Amendment), the Company represents and warrants to the Noteholders that:

(a) this First Amendment has been duly authorized, executed and delivered by it and this First Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b) the Note Purchase Agreement, as amended by this First Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

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(c) the execution, delivery and performance by the Company of this First Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c); and

(d) as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing.

SECTION 3. CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT.

Section 3.1. This First Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a) executed counterparts of this First Amendment, duly executed by the Company and the holders of at least 51% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

(b) the Noteholders shall have received evidence satisfactory to them that the 2014 Credit Agreement has been entered into in form and substance satisfactory to the Noteholders and in substantial conformity with the proposed amendment of such definitions as contained in Section 1 hereof;

(c) the Noteholders shall have received evidence satisfactory to them that an amendment to the 2009 Note Purchase Agreement, including, without limitation, with respect to the definition of “Consolidated EBITDA” and the required Leverage Ratio, has been entered into in form and substance satisfactory to the Noteholders and in substantial conformity with the proposed amendments contained in Section 1 hereof; and

(d) the Noteholders shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this First Amendment, certified by its Secretary or an Assistant Secretary;

(e) the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof;

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(f) the Company shall have paid the reasonable fees and expenses of Chapman and Cutler LLP, special counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment;

(g) each holder of a Note shall have received an amendment fee in an amount equal to 0.175% of the outstanding principal amount of its Notes; and

(h) the Noteholders shall have received the favorable opinion of internal counsel to the Company, or to the extent determined by the Company, its outside counsel, as to the matters set forth in Sections 2.1(a), 2.1(b) and 2.1(c) hereof, which opinion shall be in form and substance satisfactory to the Noteholders.

Upon receipt of all of the foregoing, this First Amendment shall become effective.

SECTION 4. MISCELLANEOUS.

Section 4.1. This First Amendment shall be construed in connection with and as part of each of the Note Purchase Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

Section 4.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Purchase Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

Section 4.3. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 4.4. This First Amendment shall be governed by and construed in accordance with New York law.

Section 4.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

Signature pages follow.

H.B. FULLER COMPANY	FIRST AMENDMENT

H.B. FULLER COMPANY

/s/ Cheryl A. Reinitz
By	Cheryl A. Reinitz
	Its	Vice President, Treasurer

Signature page to First Amendment to H.B. Fuller Company Note Purchase Agreement

H.B. FULLER COMPANY	FIRST AMENDMENT

Accepted and Agreed to:

MINNESOTA LIFE INSURANCE COMPANY
FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN
AMERICAN FIDELITY ASSURANCE COMPANY
INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES, INC. (FKA: INDUSTRIAL ALLIANCE PACIFIC INSURANCE AND FINANCIAL SERVICES, INC.)
THE MUTUAL SAVINGS LIFE INSURANCE COMPANY
UNITED INSURANCE COMPANY OF AMERICA
VANTIS LIFE INSURANCE COMPANY
MTL INSURANCE COMPANY
DEARBORN NATIONAL LIFE INSURANCE COMPANY (FKA: FORT DEARBORN LIFE INSURANCE COMPANY)
COLORADO BANKERS LIFE INSURANCE COMPANY
CATHOLIC UNITED FINANCIAL
TRUSTMARK INSURANCE COMPANY
EQUITABLE LIFE & CASUALTY INSURANCE COMPANY
BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.
OCCIDENTAL LIFE INSURANCE COMPANY OF NORTH CAROLINA
PIONEER AMERICAN INSURANCE COMPANY
PIONEER SECURITY LIFE INSURANCE COMPANY

By:	Advantus Capital Management, Inc.

By:	/s/ James F. Geiger
	Name:	James F. Geiger
	Title:	Vice President

Signature page to First Amendment to H.B. Fuller, Inc. Note Purchase Agreement

H.B. FULLER COMPANY	FIRST AMENDMENT

Accepted and Agreed to:

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	/s/ Brian F. Landry
	Name:	Brian F. Landry
	Title:	Assistant Treasurer

Signature page to First Amendment to H.B. Fuller, Inc. Note Purchase Agreement

H.B. FULLER COMPANY	FIRST AMENDMENT

Accepted and Agreed to:

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	/s/ Jeffrey A. Fossell
	Name:	Jeffrey A. Fossell
	Title:	Authorized Signatory

Signature page to First Amendment to H.B. Fuller, Inc. Note Purchase Agreement

H.B. FULLER COMPANY	FIRST AMENDMENT

Accepted and Agreed to:

C.M. LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC as
Investment Advisor

	By	/s/ Elisabeth A. Perenick
		Name:	Elisabeth A. Perenick
		Title:	Managing Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC as
Investment Advisor

	By	/s/ Elisabeth A. Perenick
		Name:	Elisabeth A. Perenick
		Title:	Managing Director

MASSMUTUAL ASIA LIMITED

By:	Babson Capital Management LLC as
Investment Advisor

	By	/s/ Elisabeth A. Perenick
		Name:	Elisabeth A. Perenick
		Title:	Managing Director

Signature page to First Amendment to H.B. Fuller, Inc. Note Purchase Agreement

H.B. FULLER COMPANY	FIRST AMENDMENT

Accepted and Agreed to:

CMFG LIFE INSURANCE COMPANY (f/k/a CUNA Mutual Insurance Society)

By:	MEMBERS Capital Advisors, Inc., acting as Investment Advisor

By:	/s/ Allen R. Cantrell
	Name:	Allen R. Cantrell
	Title:	Managing Director, Investments

Signature page to First Amendment to H.B. Fuller, Inc. Note Purchase Agreement

H.B. FULLER COMPANY	FIRST AMENDMENT

Accepted and Agreed to:

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Gwendolyn S. Foster
	Name:	Gwendolyn S. Foster
	Title:	Senior Director

Signature page to First Amendment to H.B. Fuller, Inc. Note Purchase Agreement

H.B. FULLER COMPANY	FIRST AMENDMENT

Accepted and Agreed to:

HOMESTEADERS LIFE COMPANY

By:	/s/ Kevin L. Kubik
	Name:	Kevin L. Kubik
	Title:	Vice President-Investments

Signature page to First Amendment to H.B. Fuller, Inc. Note Purchase Agreement

H.B. FULLER COMPANY	FIRST AMENDMENT

Accepted and Agreed to:

KNIGHTS OF COLUMBUS

By:	/s/ Charles E. Maurer, Jr.
	Name:	Charles E. Maurer, Jr.
	Title:	Supreme Secretary

Signature page to First Amendment to H.B. Fuller, Inc. Note Purchase Agreement

H.B. FULLER COMPANY	FIRST AMENDMENT

Accepted and Agreed to:

METROPOLITAN LIFE INSURANCE COMPANY

METLIFE INSURANCE COMPANY OF CONNECTICUT
By:	Metropolitan Life Insurance Company, its
Investment Manager

NEW ENGLAND LIFE INSURANCE COMPANY
By:	Metropolitan Life Insurance Company, its
Investment Manager

METROPOLITAN TOWER LIFE INSURANCE COMPANY
By:	Metropolitan Life Insurance Company, its
Investment Manager

By:	/s/ John Wills
	Name:	John Wills
	Title:	Managing Director

METLIFE INSURANCE K.K.
By:	MetLife Investment Management LLC, its
Investment Manager

By:	/s/ C. Scott Inglis
	Name:	C. Scott Inglis
	Title:	Managing Director

Signature page to First Amendment to H.B. Fuller, Inc. Note Purchase Agreement

H.B. FULLER COMPANY	FIRST AMENDMENT

Accepted and Agreed to:

LIFE INSURANCE COMPANY OF THE SOUTHWEST

By:	/s/ Chris P. Gudmastad
	Name:	Chris P. Gudmastad, CFA
	Title:	Assistant Vice President
Sentinel Asset Management, Inc.

Signature page to First Amendment to H.B. Fuller, Inc. Note Purchase Agreement

H.B. FULLER COMPANY	FIRST AMENDMENT

Accepted and Agreed to:

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ Michael I. Bullock
	Name:	Michael I. Bullock
	Title:	VP, Private Placements

THE STATE LIFE INSURANCE COMPANY

By:	American United Life Insurance Company, its agent

By:	/s/ Michael I. Bullock
	Name:	Michael I. Bullock
	Title:	VP, Private Placements

Signature page to First Amendment to H.B. Fuller, Inc. Note Purchase Agreement

H.B. FULLER COMPANY	FIRST AMENDMENT

Accepted and Agreed to:

JACKSON NATIONAL LIFE INSURANCE COMPANY

By:	PPM America, Inc. as attorney in fact, on Behalf of Jackson National Life Insurance Company

By:	/s/ Elena S. Unger
	Name:	Elena S. Unger
	Title:	Assistant Vice President

JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

By:	PPM America, Inc. as attorney in fact, on behalf of Jackson National Life Insurance Company of New York

By:	/s/ Elena S. Unger
	Name:	Elena S. Unger
	Title:	Assistant Vice President

Signature page to First Amendment to H.B. Fuller, Inc. Note Purchase Agreement

H.B. FULLER COMPANY	FIRST AMENDMENT

Accepted and Agreed to:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ David Levine
Vice President

PRUDENTIAL ARIZONA REINSURANCE CAPTIVE COMPANY

By:	Prudential Investment Management, Inc. (as Investment Manager)

By:	/s/ David Levine
Vice President

UNITED INSURANCE COMPANY OF AMERICA MODERN WOODMEN OF AMERICA

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ David Levine
Vice President

Signature page to First Amendment to H.B. Fuller, Inc. Note Purchase Agreement

H.B. FULLER COMPANY	FIRST AMENDMENT

Accepted and Agreed to:

AMERITAS LIFE INSURANCE CORP.
AMERITAS LIFE INSURANCE CORP. OF NEW YORK
AMERITAS LIFE INSURANCE CORP. SUCCESSOR BY MERGER TO ACACIA LIFE INSURANCE COMPANY
AMERITAS LIFE INSURANCE CORP. SUCCESSOR BY MERGER TO THE UNION CENTRAL LIFE INSURANCE COMPANY

By:	Ameritas Investment Partners Inc., as Agent

By	/s/ Tina Udell
	Name:	Tina Udell
	Title:	Vice President & Managing Director Corporate Credit

Signature page to First Amendment to H.B. Fuller, Inc. Note Purchase Agreement

H.B. FULLER COMPANY	FIRST AMENDMENT

Accepted and Agreed to:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Ho Young Lee
	Name:	Ho Young Lee
	Title:	Managing Director

Signature page to First Amendment to H.B. Fuller, Inc. Note Purchase Agreement

H.B. FULLER COMPANY	FIRST AMENDMENT

Accepted and Agreed to:

THRIVENT FINANCIAL FOR LUTHERANS

By:	/s/ William J. Hochmuth
	Name:	William J. Hochmuth
	Title:	Director

Signature page to First Amendment to H.B. Fuller, Inc. Note Purchase Agreement

H.B. FULLER COMPANY	FIRST AMENDMENT

The undersigned hereby confirms its continued guaranty of the obligations of the Company under the Note Purchase Agreement, as amended hereby, pursuant to the terms of the Guaranty Agreement dated as of March 5, 2012.

H.B. FULLER CONSTRUCTION PRODUCTS INC., a Minnesota corporation

By:	/s/ Cheryl A. Reinitz
	Name:	Cheryl A. Reinitz
	Title:	Treasurer

Signature page to First Amendment to H.B. Fuller Company Note Purchase Agreement